Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 2-93068 on Form N-1A of our reports dated May 27, 2005 relating to the financial statements of Excelsior Tax-Exempt Funds, Inc. (comprising Long-Term Tax-Exempt Fund, Intermediate-Term Tax-Exempt Fund, Short-Term Tax-Exempt Securities Fund, New York Intermediate-Term Tax-Exempt Fund, California Tax-Exempt Income Fund, Tax-Exempt Money Fund, and New York Tax-Exempt Money Fund) appearing in the Annual Reports to Shareholders of Excelsior Tax-Exempt Funds, Inc. for the year ended March 31, 2005, which is incorporated by reference in the Statement of Additional Information, which is incorporated by reference in the Prospectuses, which are parts of such Registration Statement, and to the reference to us under the headings “Financial Highlights” in such Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

DELOITTE & TOUCHE LLP

New York, New York

July 27, 2005